SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Exhibit 10.10

Amended and Restated Gas Processing Agreement

Between

Springfield Pipeline LLC

and

Marlin Midstream, LLC

Tyler County, Texas

Effective as of January 1, 2008

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Table of Contents

Article 1 — Definitions	4

Article 2 — Commitment of Processing Rights	4

Article 3 — Term	8

Article 4 — Plant Operation	9

Article 5 — Reservations of Gatherer	9

Article 6 — Receipt and Delivery Point(s)	11

Article 7 — Consideration	13

Article 8 — Allocation	16

Article 9 — Uneconomic Operation of Plant	18

Article 10 — Billing and Payment	19

Article 11 — Taxes and Royalties	21

Article 12 — Notices	21

Article 13 — Performance Guarantee	25

Article 14 — Indemnification; Insurance; Miscellaneous	22

Exhibit “A” — General Terms and Conditions	A-1

Exhibit “B” — Uneconomic Plant Operation	B-l

Exhibit “C” — Nomination, Confirmation, Allocation, Imbalance Procedures and Penalties	C-1

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

GAS PROCESSING AGREEMENT

This Amended and Restated Gas Processing Agreement (“Agreement”) is made and entered into effective as of January 1, 2008 (the “Effective Date”), by and between Springfield Pipeline LLC (“Gatherer”), a Texas limited liability company, and Marlin Midstream, LLC (“Processor”), a Texas limited liability company (formerly, pursuant to a name change, known as URS Field Services, L.L.C.) and shall supersede in its entirety effective as of the Effective Date, that certain Gas Processing Agreement dated effective as of November 1, 2005 between Gatherer and Processor (the “Prior Agreement”). The Prior Agreement shall govern and control the processing of Gatherer’s owned or controlled gas prior to January 1, 2008 and this Agreement shall govern and control all of Gatherer’s owned or controlled gas processed as of January 1, 2008 and thereafter. Either Gatherer or Processor may hereinafter be referred to individually as a “Party” and Gatherer and Processor may hereinafter be referred to collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, Gatherer owns and/or controls, or might in the future own and/or control, the processing rights to gas produced from certain wells situated on acreage in and around the town of Woodville, Texas in Tyler County, Texas, covered by certain oil, gas or mineral leases owned by Gatherer’s affiliate, Anadarko E&P Company LP (“Anadarko”); and

WHEREAS, Processor currently owns gas processing facilities having a nameplate capacity to process up to 80 MMcf/d of gas situated in Tyler County, Texas for the removal of Plant Products; and,

WHEREAS, Processor’s Affiliate, Turkey Creek Pipeline, LLC, owns a natural gas liquids pipeline (“Processor’s Pipeline”) capable of delivering Plant Products to the natural gas liquids pipeline leased by West Texas LPG Pipeline Limited Partnership (the “WTP Pipeline”) located approximately nine (9) miles west of the Plant; and,

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

WHEREAS, Gatherer desires Processor to process gas produced from wells that are now located, and/or may in the future be located, in an area adjacent to Gatherer’s gathering system for the removal and delivery of Plant Products, and Processor desires to perform such processing and delivery services in accordance with the terms and conditions herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Gatherer and Processor hereby agree as follows:

ARTICLE 1

DEFINITIONS

Unless otherwise defined in the body of this Agreement, capitalized terms as used herein shall have the meanings given them as set forth in Exhibit A to this Agreement, which is attached hereto and made a part hereof.

ARTICLE 2

COMMITMENT OF PROCESSING RIGHTS; PROCESSING OF GATHERER’S GAS

2.1 Subject to the terms and conditions of this Agreement, commencing as of the Effective Date and continuing thereafter for the full term of this Agreement, Gatherer hereby commits to Processor for processing at the Plant up to 80 MMCFD of the gas produced from the wells that are connected, and/or may in the future be connected to Gatherer’s gathering system, as such system may be expanded from time to time; provided, however, that such commitment by Gatherer to Processor hereunder shall be expressly limited to only that gas produced to which Gatherer owns and/or controls the processing rights and which currently and in the future is connected to Gatherer’s pipeline system, and further provided that Gatherer and/or Anadarko have this much gas available for processing, the plant Facilities are fully operational and capable of treating, cryogenically processing, dehydrating and recompressing such volumes of unprocessed gas (such gas production committed hereunder being referred to as the “Dedicated Gas”). If the plant Facilities are incapable of handling this much gas, Gatherer may elect to bypass Processor’s Facilities with only that volume of gas that Gatherer is incapable of treating, cryogenically processing, dehydrating and recompressing and only for such time as Processor’s Facilities can not handle such volumes of gas

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

being bypassed. Subject to and limited by the provisions of Section 14.11 of this Agreement, (i) all gas in which Gatherer owns and/or controls the processing rights in Polk, Tyler, Jasper and/or Newton Counties, will be connected to Gatherer’s pipeline system unless, in Gatherer’s sole discretion, reasonably exercised and acting in good faith, it is uneconomic to connect such gas to Gatherer’s pipeline system, and (ii) Gatherer hereby represents and warrants to Processor that, for the full term of this Agreement and any extensions hereof agreed to by Gatherer and Processor, Gatherer has, or will have ownership and/or control of the right to process all gas produced from the area adjacent to its gathering system that is owned, and the processing of which is controlled, by Anadarko. Gatherer further agrees to furnish to Processor evidence, reasonably acceptable to Processor, of the dedication and commitment made by Anadarko to Gatherer, which supports and allows Gatherer to make the commitment to Processor as provided for in this Agreement. Subject to the terms and conditions of this Agreement, Processor agrees to process at the Plant all Dedicated Gas. In addition to the forgoing, Gatherer shall also have the right to deliver other gas production which it owns or controls (that does not constitute Dedicated Gas, as defined above) to Processor for processing at the Plant (such other gas production being referred to as “Other Gas”) pursuant to the terms and provisions of this Agreement.

2.2 Any transfer by Gatherer of its right, title, dedication, or interest in Dedicated Gas production to a third party, whether by sale, contract, exchange, transfer, assignment, or otherwise, shall be specifically subject to this Agreement and any such sale, contract, exchange, transfer or assignment shall expressly provide that the rights, obligations and interests being sold, exchanged, transferred or assigned shall be subject to the rights of Processor hereunder and the obligations of Gatherer hereunder, including, without limitation, the dedication made herein by Gatherer to Processor. The dedication made by Anadarko to Gatherer shall also provide that any transfer by Anadarko of its right, title, dedication or interest in the oil, gas or mineral interests owned by Anadarko from which such Dedicated Gas is produced, whether by sale, contract, exchange, transfer, farmout, assignment or otherwise, shall be specifically subject to the dedication made by Anadarko to Gatherer and any such sale, contract, exchange, transfer, farmout or assignment shall expressly provide that the rights, obligations and interests being sold, exchanged, transferred or assigned shall be subject to the rights of Gatherer under this Agreement. Similarly, any transfer of any kind to a third party and/or parties by Processor of its rights in, obligations with respect to,

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

and/or any other interest in and to the processing of Gatherer’s gas hereunder, regardless of how such transfer might be effected, shall expressly provide that the interest being transferred shall be specifically subject to the terms and provisions of this Agreement and shall expressly provide that the rights, obligations and/or interest being transferred shall be subject to the rights of Gatherer hereunder and the duties of Processor hereunder to process Gatherer’s gas at the Plant pursuant to the terms and provisions of this Agreement.

2.3 Gatherer shall not process, nor permit others to process, for the removal of Plant Products prior to delivery of Gatherer’s gas to Processor at the Receipt Point. For purposes of the preceding sentence, conventional mechanical separation shall not be considered processing.

2.4 Gatherer agrees to deliver or cause such quantities of gas to be delivered at the Receipt Point at as constant a rate of flow as is reasonably possible throughout the term of this Agreement. Gatherer will have agents or employees available at all reasonable times to receive from Processor’s dispatchers advice and directions for changes in the rates of delivery of gas as reasonably required by Processor from time to time. If either Party becomes aware of any circumstance which would prevent the delivery or receipt of gas as provided herein, that Party shall inform the other Party of the circumstances as soon as practicable. If a change in delivery or receipt is indicated, the Party requesting the change will also provide the other Party with notice of the request as soon as practicable.

2.5 Consistent with and subject to its obligations to Gatherer hereunder, Processor may receive gas directly from a third party (that is, third-party gas that is not delivered to Processor by Gatherer or through Gatherer’s pipeline system) for processing at the Plant (“Third-Party Other Gas”). If any of such Third-Party Other Gas is committed, pursuant to a written contract between the particular third party in question and Processor, to Processor for processing at the Plant for the recovery of Plant Products for a period of one Year or more, such Third-Party Other Gas so committed shall constitute “Third-Party Dedicated Gas.”

At any and all times during the term of this Agreement Processor will receive (i) all of Gatherer’s Dedicated Gas (up to 80 MMCFD) and will process or cause such gas to be processed in the Plant for the recovery of Plant Products on a first priority (that is, first-through-the-Plant for

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

processing) basis; (ii) all Third-Party Dedicated Gas, if any, and will process or cause such gas to be processed in the Plant for the recovery of Plant Products on a second priority (that is, second-through-the-Plant for processing) basis; (iii) all of Gatherer’s Other Gas and will process or cause such gas to be processed in the Plant for the recovery of Plant Products on a third priority (that is, third-through-the-Plant for processing) basis; and (iv) all Third-Party Other Gas, if any, and, as is the case with Gatherer’s Other Gas, will process or cause such Third-Party Other Gas to be processed in the Plant for the recovery of Plant Products on a third priority (that is, third-through-the-Plant for processing) basis. In summary, the processing priority applicable to each category of gas addressed hereunder is as follows:

(i) Gatherer’s Dedicated Gas: first-through-the-Plant for processing,

(ii) Third-Party Dedicated Gas: second-through-the-Plant for processing,

(iii) Gatherer’s Other Gas: third-through-the-Plant for processing, and

(iv) Third-Party Other Gas: third-through-the-plant for processing.

If the processing capacity at the Plant is insufficient to allow for the processing of all gas volumes to be delivered for processing at the Plant under (i), (ii), (iii) and (iv), above, the volumes to be processed under (iii) and (iv), above, shall be curtailed on a pro rata basis. Unless and until all volumes to be processed under (iii) and (iv), above, are one hundred percent (100%) curtailed, there shall be no curtailment of the volumes to be processed under (ii), above. If further curtailment beyond the one hundred percent (100%) pro rata curtailment of all volumes to be processed under (iii) and (iv), above, is required, then the volumes to be processed under (ii), above, shall be curtailed. Unless and until all volumes to be processed under (ii), above, are one hundred percent (100%) curtailed, there shall be no curtailment of the volumes to be processed under (i), above. If further curtailment beyond the one hundred percent (100%) curtailment of all volumes to be processed under (ii), above, is required, then the volumes to be processed under (i), above, shall be curtailed. In summary, the curtailment priority applicable to each category of gas addressed hereunder is as follows:

(iii) and (iv): Gatherer’s Other Gas and Third-Party Other Gas: first-curtailed, on a pro-rata basis;

(ii): Third-Party Dedicated Gas: second-curtailed, and

(i): Gatherer’s Dedicated Gas: last-curtailed.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Processor agrees to deliver Gatherer’s Residue Gas entitlement at the Delivery Point and to deliver Gatherer’s share of the Plant Products to the Plant Product Delivery Point.

2.6 In order to maintain maximum Plant efficiency on a (twenty-four) 24-hour operating schedule, it is desired by the Parties hereto to maintain a reasonably uniform rate of flow of gas to said Plant over each (twenty-four) 24-hour period. Accordingly, Gatherer agrees that it will use its reasonable effort to cooperate with Processor in regulating the flow of Gatherer’s gas and in establishing a delivery schedule to deliver Gatherer’s gas at a reasonably uniform and continuous flow rate.

ARTICLE 3

TERM

3.1 Term: Subject to the other provisions hereof, this Agreement shall be in full force and effect until (i) October 31, 2015, and Year to Year thereafter until terminated by either Party upon no less than ninety (90) Days advance written notice to the other, or (ii) the date upon which the Plant permanently ceases operation, whichever of (i) or (ii) occurs earlier.

3.2 Early Termination: Notwithstanding anything to the contrary herein, should any governmental authority take any action which results in the imposition of terms or conditions upon the processing provided hereunder which, in Processor’s sole opinion, reasonably exercised, are unduly burdensome, or which are, with respect to or as a result of the processing provided hereunder, designed to subject or otherwise subjects Processor to any materially greater or different tax, regulation or jurisdiction than that existing under regulations existing on the Effective Date, then Processor shall so notify Gatherer and both Parties shall undertake good faith negotiations for a period of up to thirty (30) Days in an attempt to alleviate the impact brought about by the objectionable governmental action. If the Parties are unable to resolve the issue(s), Processor and Gatherer shall negotiate in good faith the sale and transfer of ownership of the Plant to Gatherer at a mutually acceptable price. If Gatherer and Processor are unable to agree on a mutually acceptable sales price of the Plant within a reasonable period of time, Processor shall have the right to terminate this Agreement.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 4

PLANT OPERATION

Processor shall operate the Plant within the normal operating range of pressures and volumes for such Plant and at other volumes and pressures as are reasonably requested by Gatherer, all subject to the design, capacity and operating limits of the Plant and Processor’s determination as to the safe and reliable operation of the Plant and Processor’s Pipeline. Processor’s obligation to operate the Plant at volumes outside the process range, shall be limited to Processor’s ability to do such within the normal operating limitations, as determined by Processor, for such Plant. Processor reserves the right, reasonably exercised and acting in good faith, to temporarily suspend, alter or modify Plant operations at any time and from time to time in order to ensure the safe, efficient and reliable operation of the Plant during the term of this Agreement without liability to Gatherer. During times that Processor is unable to process Gatherer’s Gas in the Plant due to the conditions set forth above, Gatherer shall have the right to bypass the Plant with such volumes that Processor is unable to process at no cost to Gatherer. The construction of any such bypass facilities, if required, shall be at Gatherer’s sole cost and expense.

ARTICLE 5

RESERVATIONS OF GATHERER

Gatherer hereby expressly reserves the following rights for Producer, together with sufficient gas to satisfy the same:

5.1 To operate the wells and leases free from any control by Processor in such manner as Producer, in Producer’s sole discretion, reasonably exercised and acting in good faith, may deem advisable.

5.2 To use gas for developing and operating the wells and leases, including the operation of facilities which Producer may install in order to deliver gas hereunder, and to fulfill Producer’s obligations to its lessors. This reservation of gas for development and operation includes, but is not limited to, the reservation of gas for cycling or pressure maintenance operations.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

5.3 To pool, combine and unitize into any number of units the oil or gas, or both, in all or part of one or more stratum under the land included within the leases, with other properties of Producer and of others in the same field, and to alter or terminate such pooling, combination or units, in any of which event this Agreement shall cover Producer’s interest in the gas attributable thereto to the extent that Producer’s interest is derived from or through the subsurface formation included within the leases, subject to exercise on a unit basis of the rights reserved above.

5.4 To at any time, without liability to Processor, clean out, deepen, re-work, plug back, shut-in, use for injection, or abandon any well or use any methods for the production of oil or gas that meet current industry standards.

5.5 To introduce gas, water, or any other extraneous substances into a well covered hereby or into the formation(s) from which said well is producing when, in the exclusive judgment of Producer, the introduction of such substances is desirable in the operation of such well for the production of oil or gas; provided, that if Producer’s operations under this paragraph create a condition which, in the exclusive judgment of Processor, reasonably exercised and acting in good faith, (i) makes the taking and utilization of gas therefrom unprofitable to Processor, or (ii) tends to endanger the Plant or property of Processor or the lives of Processor’s employees, then Processor reserves the right to discontinue taking gas from the Receipt Point so long as such condition continues to exist.

5.6	To deliver or furnish gas to Producer’s lessors as required to satisfy the terms of Producer’s oil and gas leases.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 6

RECEIPT AND DELIVERY POINT(S)

6.1 Receipt Point(s): For the purposes of this Agreement, the Receipt Point(s) and custody transfer point for Gatherer’s delivery of Gatherer’s Gas to Processor shall be that certain Plant inlet meter located at or near Gatherer’s existing facilities located near the Anadarko E&P Company LP (“Anadarko”) Aldridge Trust Unit #1 Well in Tyler County, Texas. Gatherer agrees to deliver Gatherer’s Gas, or cause Gatherer’s Gas to be delivered, to Processor at sufficient pressure to effectuate delivery at the Receipt Point(s) at pressures of not less than 800 psig nor greater than 900 psig, unless otherwise mutually agreed to by the Parties.

6.2 Delivery Point: The Delivery Point and custody transfer point for Gatherer’s Residue Gas shall be at the inlet of Gatherer’s gas pipeline located at or near the Plant tailgate. Processor shall deliver the Residue Gas to or for the account of Gatherer at the Delivery Point. Processor agrees to deliver Gatherer’s Residue Gas at pressures sufficient to effectuate delivery to the Delivery Point but in no event shall Processor be obligated to deliver Residue Gas at a pressure which exceeds 750 psig. Gatherer agrees to arrange, at its sole cost and expense, for adequate downstream facilities to accept delivery of Gatherer’s Residue Gas. Processor shall follow or cause to be followed all reasonable delivery instructions given by Gatherer or its designee with respect to Gatherer’s Plant Products and/or Residue Gas, but it is understood between Processor and Gatherer that Processor shall make no special arrangements nor incur any additional costs or expenses in the disposition of Gatherer’s Plant Products and/or Residue Gas unless otherwise mutually agreed to between Gatherer and Processor. In the event Processor has residue gas other than Gatherer’s Residue Gas for redelivery at the Delivery Point on behalf of one or more parties other than Gatherer (“Processor’s Residue Gas”) Gatherer will deliver Processor’s Residue Gas for the account of Processor or such third parties to the Sales Point(s) (as defined hereinafter) at no cost to Processor. Processor understands that Processor will be required to nominate such Processor’s Residue Gas and will be responsible for any imbalances and penalties related to Processor’s Residue Gas as set forth on Exhibit “C”.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

6.3 Failure to Dispose of Plant Products or Residue Gas: Should Gatherer have any problem with the disposition of Gatherer’s Plant Products and/or Residue Gas due to Force Majeure, loss of market, or other reasons beyond the reasonable control of Gatherer, Processor shall have the right to curtail receiving gas at the Receipt Point as long as Gatherer’s problem exists.

6.4 Sales Point(s): Sales Point(s) for Residue Gas shall be at the inlet of the Tennessee Gas Pipeline (“Tennessee”) facilities or at such other pipeline interconnects that may be established after the effective date of this Agreement. Gatherer shall provide Processor with a copy of Gatherer’s Sales Point(s) volume allocation statements and any revisions thereof for deliveries to Tennessee or to any other pipeline interconnects that may exist from time to time. Similarly, any third party that provides gas to Processor for processing at the Plant shall be separately and solely responsible for providing to Processor copies of all of its own volume allocation statements, and any revisions thereof, for deliveries made by such third party to any pipeline interconnect(s) that may be established by such third party. Such third party shall also be separately and solely responsible to Processor for any and all improper volume allocations of its gas deliveries at its Sales Point(s). Such statements shall be made available to Processor by the tenth (10th) Day of the Month following the Month of production. Processor shall have the right to rely on such volume allocation statements for all volumetric allocations and, as to any volumetric allocations relating to Gatherer’s gas deliveries to Gatherer’s Sales Point(s), Gatherer agrees to indemnify and hold Processor harmless from and against any and all suits, actions, claims, demands, damages, costs (including reasonable attorney fees and court costs), losses and expenses arising from or out of claims of improper volume allocations of Gatherer’s gas deliveries at Gatherer’s Sales Point(s).

6.5 Plant Product Delivery Point: The Plant Product Delivery Point and Plant Product custody transfer point shall be the interconnect between Processor’s Pipeline and the WTP Pipeline located approximately nine (9) miles west of the Plant. The Plant Product Delivery Point shall be deemed to be located at the downstream riser of WTP Pipeline’s meter station located at the interconnection point between Processor’s Pipeline and the WTP Pipeline. The parties shall each provide copies or otherwise make available to the other party any Plant Product volume allocation statements or Plant Product measurement statements and revisions thereof in connection with the Plant Products related to this Agreement that either party may reasonably require to carry out the provisions of this Agreement.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

6.6 Nominations: Gatherer shall notify Processor in writing of any changes in volume or the designated pipeline carrier for its Residue Gas and or Plant Products in a timely manner upon Gatherer’s becoming aware of such changes. Should Processor, at any time, not process all of Gatherer’s Gas delivered to Processor by Gatherer, Processor will advise Gatherer as soon as reasonably possible in order that Gatherer may make proper nomination adjustments with Gatherer’s designated pipeline carriers. In no event shall Processor be held responsible for any penalties or imbalance charges assessed by the receiving/transporting pipelines when such are related to Gatherer’s Residue Gas or Plant Products, provided Processor provided Gatherer with reasonable notice.

ARTICLE 7

CONSIDERATION

7.1 Consideration for Processing: As consideration for Processor processing Gatherer’s Gas, delivering Gatherer’s Residue Gas to the Delivery Point, and transporting Gatherer’s Plant Products to the Plant Product Delivery Point, Gatherer shall pay Processor a Processing Fee, as set forth in the table below, on all volumes of Gatherer’s Gas received at the Receipt Point, as expressed on an Mcf basis, and shall pay Processor or its affiliate a Plant Products transportation fee (“T Fee”), as set forth in the table below, on all gallons of Plant Products delivered to the Plant Product Delivery Point for Gatherer’s account.

Volume (Mcf/d)	Processing Fee*	T Fee*
Gatherer’s Gas Volume (Dedicated Gas and Other Gas)	**/Mcf	**/gal

*

On April 1, 2009, and each anniversary thereof, the Processing Fee and T Fee described above shall be adjusted by multiplying the respective fee by a percentage which shall be equal to the percentage increase, if any, in the Gross Domestic Product Chain-type Price Index (“GDPCP Index”). This index shall be calculated based upon the most recent quarterly publication of the GDPCP Index published and available and shall be compared to the quarterly publication of the GDPCP Index for the same quarter of the prior calendar

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

year. If the GDPCP Index ceases to be published, then it shall be replaced with the Implicit Price Deflator Index (“IDP Index”). If both the GDPCP Index and the IDP Index cease to be published, a similar index by which to adjust the Fee(s) shall be mutually agreed to by the Parties. Processor will provide Gatherer with written notice of any such adjustment to the Fee(s).

7.2 Residue Gas shall be defined as that quantity of Gatherer’s Gas remaining, net of Plant Product Shrinkage and Gatherer’s prorata share of actual Plant Fuel and Plant Loss. Recovery percentages used for determining Residue Gas and Plant Products shall be the actual Plant recovery percentages based on the actual Plant Products extracted and saved at the Plant.

7.3 Notwithstanding the foregoing, Gatherer shall have the right to elect to reject the recovery of ethane and residual propane (“C2 Rejection”) by providing written notice by 10:00 a.m. Central Clock Time the Day prior to the effective date of such C2 Rejection period (the “Rejection Notice”). Such election shall be in place for a minimum of five (5) consecutive Days from the Day following Processor’s receipt of the Rejection Notice, unless Processor, in its sole discretion, is willing to reduce the minimum period at Gatherer’s request. This right shall be extended to Gatherer for as long as Gatherer owns or controls a minimum of seventy-five percent (75%) of the total Plant throughput. At such time that Gatherer controls less than seventy-five percent (75%) of the total Plant throughput, Gatherer’s C2 Rejection election shall only be exercisable ten (10) Days prior to the first Day of any Month and such C2 election shall continue for the duration of that Month. In the event that Gatherer elects C2 Rejection, as provided for above, then Residue Gas shall be defined as that quantity of gas remaining, net of product shrinkage, based on the actual Plant recovery percentage(s), Plant Fuel and physical Plant Loss.

7.4 Gatherer’s Bypass Options

7.4.1 Bypass of Volumes in Excess of Plant Capacity: During any Month, Gatherer shall have the right to bypass the Plant with any volumes which Processor is unable to process and/or which exceed the Plant Capacity. “Plant Capacity,” as defined herein, shall mean the total available processing capacity at Processor’s Plant. Gatherer shall not pay Processor any Processing Fee or T Fee

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

on the volumes which bypass the Plant because of Processor’s inability to process such volumes and/or which exceed such Plant Capacity. The cost of constructing any such Plant bypass shall be at Gatherer’s sole expense.

7.4.2 Total Bypass: Notwithstanding anything to the contrary contained in this Agreement, if the processing of Gatherer’s Gas becomes uneconomical, in the sole opinion of Gatherer, reasonably exercised and acting in good faith, Gatherer may from time to time elect to bypass the Plant. In the event Gatherer elects such Total Bypass pursuant to this Section 7.4.2, Gatherer shall pay Processor the respective Processing Fee and T Fee, as provided for in Section 7.1 above, as though Gatherer’s Gas was processed at the Plant based on the Bypass Recovery Percentages set forth below, on all volumes which would have otherwise been available at the Receipt Point for processing, up to the 80 MMCFD. The Bypass Recovery Percentages depicted below shall be multiplied by all volumes, in Mcf, which would have otherwise been available at the Receipt Point for processing (the “Bypassed Mcf”), times the “GPM” (that is, Gallons per Mcf) content of the volumes of Gatherer’s Gas bypassed, up to the 80 MMCFD, to calculate the total number of gallons of Plant Product that were bypassed (“Bypassed Plant Product”). (Example, Bypassed Plant Product = Bypass Recovery Percentages x (Bypassed Mcf x GPM of Bypassed Mcf)). The Bypassed Plant Product shall then be multiplied by the applicable T Fee, as provided for in Section 7.1 above, to determine the Plant Product transportation revenue due Processor.

Plant Product	Bypass Recovery Percentages
Ethane	*	*
Propane	*	*
Iso-Butane	*	*
Normal Butane	*	*
Natural Gasoline	*	*

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

It is understood and agreed that the Bypass Recovery Percentages set forth above shall be utilized solely in connection with the calculation of the T Fee applicable for the period Gatherer has elected to Bypass the Plant and shall in no way constitute a guaranty by Processor of the Plant Product recoveries at the Plant.

7.4.3 Force Majeure Bypass: During periods in which Processor has claimed Force Majeure, Gatherer shall have the right to bypass the Plant with any volumes of Gatherer’s Gas which Processor is unable to process at the Plant. Gatherer shall not pay Processor any Processing Fee or T Fee on any volumes which bypass the Plant due to a Force Majeure event.

7.5 Nomination, Confirmation, Allocation, Imbalance Procedures and Penalties: The Parties recognize that certain gas imbalances may occur at the Sales Point(s). The Parties agree to cooperate with each other and with any interconnecting pipeline to remedy any imbalance as soon as either Party becomes aware of an imbalance. Exhibit “C”—Nomination, Confirmation, Allocation, Imbalance Procedures and Penalties attached hereto and made a part hereof address how these issues will be addressed.

ARTICLE 8

ALLOCATION

With respect to this Article 8, the terms and provisions hereof, and the language contained herein, are intended to address not only Gatherer’s Gas delivered by Gatherer to Processor for processing at the Plant under the terms and provisions of this Agreement but also gas that might be delivered by a third party, or parties, to Processor for processing at the Plant under the terms and provisions of some other agreement(s). Therefore, for the purposes of this Article 8 only, all references in this Article 8 to any of this Agreement’s specifically-defined, capitalized terms (whether those terms are used in this Article 8 in either the singular or plural context and irrespective of whether they are defined, for the purposes of this Agreement, in either the singular or plural context) shall be deemed to be equally applicable to any and all gas volumes that might be delivered from time to time to Processor for processing at the Plant, not only by Gatherer under the terms and provisions of this Agreement but also by any third party, or parties, under the terms and provisions of some other agreement(s).

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

8.1 Plant Products: Each Plant Product attributable to delivered gas shall be determined by calculations based upon analysis of the theoretical Gallons of each Plant Product contained in the gas delivered at the Receipt Point(s). The theoretical Gallons per Mcf of each Plant Product component contained in such delivered gas shall be determined by Processor monthly. The determination will be made by analysis using a chromatograph made and operated in accordance with the Testing Code of the Gas Processors Association (“GPA”) Publication for testing gas for liquid hydrocarbon content, using samples obtained monthly at the Receipt Point(s). If the delivering party requests, Processor shall provide reasonable advance notice to the delivering party of any sampling to allow the delivering party’s representative to witness same and, if desired by the delivering party, to allow the delivering party independently to secure a sample. The theoretical Gallons of each Plant Product component contained in the delivering party’s gas will be used until the next sample results are available. Each Plant Product component extracted and saved at the Plant during a Month, based on the actual recovery percentages, as applicable, shall be allocated among the separate Receipt Points processed during the Month in the ratio that the theoretical Gallons of each Plant Product component from each receipt point bears to the total theoretical Gallons of that component at all Receipt Points processed during the Month. The theoretical Gallons of each Plant Product component contained at a Receipt Point is the result obtained when the volume in Mcf received at such Receipt Point is multiplied by the number of Gallons of the respective Plant Product component theoretically contained in one Mcf of gas from that Receipt Point.

8.2 Plant Product Shrinkage: Plant Product Shrinkage, expressed in MMBtu, attributable to a source during a Month shall be calculated by multiplying the quantity of each Plant Product component expressed in MMBtu extracted and saved during the Month, based on the actual recovery percentages, by a fraction, the numerator of which is the theoretical Gallons of that component attributable to the particular Receipt Point in question during the Month, converted to MMBtu, and the denominator of which shall be the total theoretical Gallons of that component attributable to all Receipt Points during the Month, converted to MMBtu. The total Plant Product Shrinkage attributable to a specific Receipt Point during the Month shall be the sum of the Plant

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Product Shrinkage for all Plant Products attributable to such Receipt Point during the Month. The number of MMBtu contained in a gallon of each Plant Product will be that set out in the GPA Publication 2145 latest revision, as same may be amended or revised. The physical constant of normal heptane shall be used for the C7+ fraction of the sample.

8.3 Plant Fuel: Plant Fuel attributable to each Receipt Point during a Month shall be determined by multiplying the quantity of Plant Fuel for the Month, expressed in Btu, by a fraction, the numerator of which is the number of Btu measured at such Receipt Point during the Month, and the denominator of which is the number of Btu measured at all Receipt Point(s) during the Month.

8.4 Residue Gas: Subject to the other provisions of this Agreement, Processor shall deliver, on a daily basis at the Delivery Point, Residue Gas that is thermally equivalent to Gatherer’s Gas received by Processor hereunder, less Plant Product Shrinkage, Plant Fuel, and Plant Loss attributable to the processing of Gatherer’s Gas during the Month. As to all delivering parties, the Residue Gas for a Month attributable to each receipt point during the Month shall be determined by multiplying the quantity of Residue Gas for the Month, expressed in Btu, measured at the delivering party’s(ies’) Sales Point(s) by a fraction, the numerator of which is the number of Btu measured at the particular receipt point in question during the Month, remaining after deducting the number of Btu contained in the Plant Product Shrinkage, Plant Fuel, and Plant Loss attributable to such receipt point during the Month, and the denominator of which is the number of Btu measured at all receipt points during the Month, remaining after deducting the number of Btu contained in the Plant Product Shrinkage, Plant Fuel, and Plant Loss attributable to all Receipt Points during the Month.

ARTICLE 9

UNECONOMIC OPERATION OF PLANT

Processor reserves the right, with ninety (90) Days prior written notice, to cease all or any Plant operations at any time without liability to Gatherer if the Plant becomes uneconomic to operate, as defined herein. Processor may either modify or suspend operations thereof, in which case Processor shall not be obligated to take delivery of, or may cease processing all or any portion of, Gatherer’s Gas, so long as such condition exists. For the purposes hereof, “uneconomic

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

operation” shall be defined as circumstances under which Processor’s gross operating revenues at the Plant (the sum of Processor’s Processing Fee and T Fee revenues attributable to all gas being processed at the Plant) are insufficient to offset the actual operating expenses thereof. During periods of uneconomic operation of the Plant, Processor, at the request of the Gatherer, shall continue to operate the Plant as provided for in Exhibit “B” for a maximum period of time of six (6) Months unless otherwise agreed to by Processor.

ARTICLE 10

BILLING AND PAYMENT

10.1 Processor shall render a statement each Month to Gatherer for the preceding Month of delivery which shall indicate the quantity of Gatherer’s Gas received at the Receipt Point, Plant Products extracted and saved at the Plant and attributable to Gatherer’s Gas, Residue Gas attributable to Gatherer’s Gas and redelivered at the Delivery Point, and Processing Fees and T Fees due Processor. Processor shall render such statement to Gatherer on or before the last Day of each Month following the Month of delivery in accordance with the measurement, computation and fee provisions provided for in this Agreement. Gatherer shall pay Processor on or before the last Day of the Month following the Month in which such gas was received; provided, however, if Gatherer has not received an invoice prior to the 20th Day of such Month then Gatherer shall pay Processor within 15 Days of Gatherer’s receipt of such invoice. Payment to Processor shall be made by electronic funds transfer in immediately available U.S. funds. In the event Gatherer should be due any payment from Processor as provided in this Agreement, Processor shall deduct such amounts from any amounts owed by Gatherer to Processor and include such deductions on the invoice to Gatherer applicable for such period. Should the value due Gatherer be in excess of the amount due Processor, Processor shall pay to Gatherer any positive differential owed Gatherer before the last Day of the Month following the Month in which such gas was received by Processor at the Receipt Point.

10.2 In the event an error is discovered in the amount contained in any statement rendered by Processor, such error shall be adjusted within thirty (30) Days of the determination thereof; provided, that no adjustment shall be made unless a claim is made therefor within twenty-four(24) Months from the date of such statement in error.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

10.3 Processor and Gatherer shall each have the right to examine, after execution of a confidentiality agreement, at all reasonable times but no more frequently than once during any twelve (12) Month period, the books, records and charts of the other to the extent necessary to verify or audit the accuracy of any statement, invoice, bill, chart or computation made pursuant to this Agreement. Notwithstanding the provisions of the immediately-preceding sentence of this Section 10.3 or any other provisions of this Agreement, following any notification(s) of “uneconomic operation,” as that term is defined in Article 9, above, and at all times during an “Uneconomic Period,” as that term is defined in Exhibit C hereof, Gatherer shall have the right of examination and audit provided for in this Section 10.3; provided, however, that the separate and distinct right of examination and audit “at all times” during an Uneconomic Period provided for in this Section 10.3 shall extend to only those books, records, charts, statements, invoices, bills and computations, and that information and data, reasonably relating to the cause, declaration, existence, continuation, and duration of, and the operational considerations pertaining to, the particular Uneconomic Period in question. The rights of examination and audit provided for in this Section 10.3 shall be in addition to any and all other rights of examination, review, audit or otherwise that Gatherer and Processor, or either of them, may have under applicable law and/or the other provisions of this Agreement, including the Exhibits attached hereto.

10.4 Processor and Gatherer shall each preserve for a period of at least two (2) years all test data, meter records, charts and other similar records.

10.5 Gatherer shall protect, indemnify and hold Processor harmless from and against all claims by other parties for any payment made by Processor to Gatherer for Gatherer’s Gas processed hereunder.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 11

TAXES AND ROYALTIES

11.1 Taxes: Gatherer shall pay or cause to be paid all taxes, or assessments of a similar nature, which may be levied upon Gatherer’s Gas, its production or sale, including, without limitation, all severance taxes. Gatherer shall pay all taxes, or assessments of a similar nature, levied upon Plant Products attributable to all of Gatherer’s Gas volumes processed hereunder.

11.2 Royalties: Gatherer shall pay, or cause to be paid to the parties entitled thereto, all royalties, overriding royalties and like or similar charges against Gatherer’s Gas and Plant Products or the value or proceeds thereof, and further agrees to and does hereby indemnify Processor and save Processor harmless from all suits, actions, debts, accounts, damages, costs (including attorneys’ fees and court costs), losses and expenses arising out of or in any way associated with the payment of all royalties, overriding royalties and like or similar charges against Gatherer’s Gas and Plant Products or the value or proceeds thereof.

ARTICLE 12

NOTICES

Unless otherwise provided in this Agreement, any notice, request or demand which any Party desires to serve upon the other respecting this Agreement, shall be in writing and shall be considered as delivered when hand delivered or, if mailed by United States certified mail, postage prepaid, three (3) Business Days after mailing or, if sent by facsimile transmission, when receipt is confirmed by the equipment of the transmitting Party or e-mail. Such notice shall be given to the other Party at the following address:

Processor:	Gatherer:

Notices/Correspondence:	Notices/Correspondence:

Marlin Midstream, LLC	Springfield Pipeline LLC

3010 Briarpark, Suite 550	1201 Lake Robbins Drive, Suite 5032

Houston, TX 77042	The Woodlands, TX 77380

Attn: Director—Field Services	Attn: Regional Manager Midstream

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Phone: (713) 977-5634	Phone: (832) 636-7106

Facsimile: (866) 413-2905	Facsimile: (832) 636-7090

Payments:	Payments:

Bank: **	Bank: **

Routing #: **	ABA#: **

Account Name: **	Account Name: **

Account #: **	Account #: **

Billing/Statements:

Springfield Pipeline LLC

1201 Lake Robbins Drive

The Woodlands, TX 77380

Attn: Manager Accounting

Phone: 832-636-7605

Facsimile: 832-636-5376

or to such other address as a party shall designate from time to time by written notice. Operating communications may be by telephone, provided such communications are followed up by e-mail or other mutually-agreeable written means. Written notice shall be given as soon as reasonably possible by the notifying party and considered as duly delivered without subsequent written confirmation, unless confirmation is requested or required by this Agreement.

ARTICLE 14

INDEMNIFICATION: INSURANCE; MISCELLANEOUS PROVISIONS

14.1 Indemnities:

(a) Definitions:

“Claim” or “Claims” means, unless specifically provided otherwise, all claims (including, but not limited to, those for property damage, bodily injury, personal injury, illness, disease, maintenance, cure, loss of consortium, loss of support, death, and wrongful termination of

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

employment), damages, liabilities, losses, demands, liens, encumbrances, fines, penalties, causes of action of any kind (including actions in rem or in personam), obligations, costs, judgments, interest and awards (including payment of attorneys’ fees and costs of litigation) or amounts, of any kind or character (except punitive or exemplary damages), whether under judicial proceedings, administrative proceedings or otherwise, or conditions in the premises of or attributable to any person or persons or any party or parties, breach of representation or warranty (expressed or implied), under any theory of tort, contract, breach of contract (including any Claims which arise by reason of indemnification or assumption of liability contained in other contracts entered into by Gatherer Indemnitees or Processor Indemnitees) arising out of, or incident to or in connection with, this Agreement or any Party’s performance and/or activities under, pursuant to, in connection with, or in relation to this Agreement.

“Gatherer Indemnitees” means Gatherer, its affiliate companies, its joint owners and venturers, if any, and its and their directors, agents, representatives, employees and insurers and its subcontractors and their employees.

“Processor Indemnitees” means Processor, its joint owners and venturers, if any, and its and their directors, agents, representatives, employees and insurers and its subcontractors and their employees.

“Third Party” or “Third Parties” means a person or entity other than Gatherer Indemnitees and Processor Indemnitees and their respective invitees.

The term “REGARDLESS OF FAULT” means WITHOUT REGARD TO THE CAUSE OR CAUSES OF ANY CLAIM, INCLUDING, WITHOUT LIMITATION, EVEN THOUGH A CLAIM IS CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT, CONCURRENT, COMPARATIVE, CONTRIBUTORY, ACTIVE, PASSIVE, GROSS, OR OTHERWISE), WILLFUL MISCONDUCT, STRICT LIABILITY, OR OTHER FAULT OF ANY MEMBER OF GATHERER INDEMNITEES, PROCESSOR INDEMNITEES, INVITEES AND/OR THIRD PARTIES, AND WHETHER OR NOT CAUSED BY A PRE-EXISTING CONDITION OR THE UNAIRWORTHINESS OF ANY AIRCRAFT OF A PARTY WHETHER CHARTERED, OWNED, OR PROVIDED BY GATHERER INDEMNITEES OR PROCESSOR INDEMNITEES.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

The phrases “arising out of, or incident to or in connection with, this Agreement or any Party’s performance and/or activities under, pursuant to, in connection with, or in relation to this Agreement” in the definition of “Claims” above and “arising out of or resulting from the performance of this Agreement” and similar phrases in this Article 14 shall be broadly construed to include not only the processing of Gatherer’s Gas by Processor at the Plant but also transportation to and from the Plant as well as any occurrences at the Plant, regardless of whether or not the act which causes the Claim is related to the performance of this Agreement.

(b) Bodily Injury, Death, and Damage to Property of Processor’s Employees and Subcontractors:

Notwithstanding anything to the contrary in the other provisions of this Agreement, PROCESSOR AGREES TO BE RESPONSIBLE FOR AND ASSUME ALL LIABILITY FOR, AND HEREBY AGREES TO DEFEND, RELEASE, INDEMNIFY, AND HOLD HARMLESS GATHERER INDEMNITEES AGAINST, CLAIMS ARISING IN CONNECTION WITH: (i) BODILY INJURY TO AND/OR DEATH OF PROCESSOR’S EMPLOYEES, PROCESSORS SUBCONTRACTORS AND THEIR EMPLOYEES, AND PROCESSOR’S INVITEES; AND/OR (ii) DAMAGE TO PROPERTY OF PROCESSOR’S EMPLOYEES, PROCESSOR’S SUBCONTRACTORS AND THEIR EMPLOYEES, AND PROCESSOR’S INVITEES; ARISING OUT OF OR RESULTING FROM THE PERFORMANCE OF THIS AGREEMENT, REGARDLESS OF FAULT. THE INDEMNITY OBLIGATIONS SET FORTH IN THIS SECTION 14.1(b) SHALL INCLUDE ANY MEDICAL, COMPENSATION, OR OTHER BENEFITS PAID BY ANY MEMBER OF GATHERER INDEMNITEES AND SHALL APPLY EVEN IF THE EMPLOYEE IS DETERMINED TO BE THE BORROWED OR STATUTORY EMPLOYEE OF ANY MEMBER OF GATHERER INDEMNITEES.

(c) Bodily Injury, Death, and Damage to Property of Gatherer’s Employees and Subcontractors:

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Notwithstanding anything to the contrary in the other provisions of this Agreement, GATHERER AGREES TO BE RESPONSIBLE FOR AND ASSUME ALL LIABILITY FOR, AND HEREBY AGREES TO DEFEND, RELEASE, INDEMNIFY, AND HOLD HARMLESS PROCESSOR INDEMNITEES AGAINST, CLAIMS ARISING IN CONNECTION WITH: (i) BODILY INJURY TO AND/OR DEATH OF GATHERER’S EMPLOYEES, GATHERER’S SUBCONTRACTORS AND THEIR EMPLOYEES, AND GATHERER’S INVITEES; AND/OR (ii) DAMAGE TO PROPERTY OF GATHERER’S EMPLOYEES, GATHERER’S SUBCONTRACTORS AND THEIR EMPLOYEES, AND GATHERER’S INVITEES; ARISING OUT OF OR RESULTING FROM THE PERFORMANCE OF THIS AGREEMENT, REGARDLESS OF FAULT. THE INDEMNITY OBLIGATIONS SET FORTH IN THIS SECTION 14.1(c) SHALL INCLUDE ANY MEDICAL, COMPENSATION, OR OTHER BENEFITS PAID BY ANY MEMBER OF PROCESSOR INDEMNITEES AND SHALL APPLY EVEN IF THE EMPLOYEE IS DETERMINED TO BE THE BORROWED OR STATUTORY EMPLOYEE OF ANY MEMBER OF PROCESSOR INDEMNITEES.

(d) Processor’s Property:

Notwithstanding anything to the contrary in the other provisions of this Agreement, PROCESSOR AGREES TO BE RESPONSIBLE FOR AND ASSUME ALL LIABILITY FOR, AND HEREBY AGREES TO DEFEND, RELEASE, INDEMNIFY, AND HOLD HARMLESS GATHERER INDEMNITEES FROM AND AGAINST, CLAIMS ARISING IN CONNECTION WITH DAMAGE TO PROCESSOR’S PROPERTY ARISING OUT OF OR RESULTING FROM THE PERFORMANCE OF THIS AGREEMENT, REGARDLESS OF FAULT.

(e) Gatherer’s Property:

Notwithstanding anything to the contrary in the other provisions of this Agreement, GATHERER AGREES TO BE RESPONSIBLE FOR AND ASSUME ALL LIABILITY FOR, AND HEREBY AGREES TO DEFEND, RELEASE, INDEMNIFY, AND HOLD HARMLESS PROCESSOR INDEMNITEES FROM AND AGAINST, CLAIMS ARISING IN CONNECTION WITH DAMAGE TO GATHERERS PROPERTY ARISING OUT OF OR RESULTING FROM THE PERFORMANCE OF THIS AGREEMENT, REGARDLESS OF FAULT.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(f) Pollution and Hazardous Materials and Substances:

Subject to the indemnity obligations contained in this Article 14, and notwithstanding anything to the contrary in the other provisions of this Agreement, PROCESSOR AGREES TO BE RESPONSIBLE FOR AND ASSUME ALL LIABILITY FOR, AND HEREBY AGREES TO DEFEND, RELEASE, INDEMNIFY AND HOLD HARMLESS GATHERER INDEMNITEES AGAINST, CLAIMS BY OR IN FAVOR OF OR INCURRED BY OR SUSTAINED BY ANY THIRD PARTY AS WELL AS CLAIMS ARISING IN CONNECTION WITH DAMAGE TO PROPERTY ARISING OUT OF OR RESULTING FROM POLLUTION OR CONTAMINATION (INCLUDING BUT NOT LIMITED TO CONTROL, REMOVAL, RESTORATION AND CLEANUP OF ALL POLLUTION OR CONTAMINATION) WHICH ORIGINATES FROM PROCESSOR’S OR PROCESSOR INDEMNITEES’ PROPERTY, INCLUDING BUT NOT LIMITED TO SPILLS OR LEAKS OF FUEL, LUBRICANTS, MOTOR OILS, PIPE DOPE, PAINTS, SOLVENTS, BALLASTS, BILGE, GARBAGE, AND SEWERAGE, REGARDLESS OF FAULT.

Subject to the indemnity obligations contained in this Article 14, and notwithstanding anything to the contrary in the other provisions of this Agreement, GATHERER AGREES TO BE RESPONSIBLE FOR AND ASSUME ALL LIABILITY FOR, AND HEREBY AGREES TO DEFEND, RELEASE, INDEMNIFY AND HOLD HARMLESS PROCESSOR INDEMNITEES AGAINST, CLAIMS BY OR IN FAVOR OF OR INCURRED BY OR SUSTAINED BY ANY THIRD PARTY AS WELL AS CLAIMS ARISING IN CONNECTION WITH DAMAGE TO PROPERTY ARISING OUT OF OR RESULTING FROM POLLUTION OR CONTAMINATION (INCLUDING BUT NOT LIMITED TO CONTROL, REMOVAL, RESTORATION AND CLEANUP OF ALL POLLUTION OR CONTAMINATION) WHICH ORIGINATES FROM GATHERER’S OR GATHERER INDEMITEES’ PROPERTY, INCLUDING BUT NOT LIMITED TO SPILLS OR LEAKS OF FUEL, LUBRICANTS, MOTOR OILS, PIPE DOPE, PAINTS, SOLVENTS, BALLASTS, BILGE, GARBAGE, AND SEWERAGE, REGARDLESS OF FAULT.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(g) Liability to Third Parties:

Notwithstanding anything to the contrary in the other provisions of this Agreement, PROCESSOR AGREES TO BE RESPONSIBLE FOR AND ASSUME ALL LIABILITY FOR, AND HEREBY AGREES TO DEFEND, RELEASE, INDEMNIFY AND HOLD HARMLESS GATHERER INDEMNITEES FROM AND AGAINST, AND GATHERER AGREES TO BE RESPONSIBLE FOR AND ASSUME ALL LIABILITY FOR, AND HEREBY AGREES TO DEFEND, RELEASE, INDEMNIFY AND HOLD HARMLESS PROCESSOR INDEMNITEES FROM AND AGAINST, CLAIMS BY OR IN FAVOR OF OR INCURRED BY OR SUSTAINED BY ANY THIRD PARTY TO THE EXTENT SUCH CLAIM IS CAUSED BY PROCESSOR’S (OR PROCESSOR INDEMNITEES’) OR GATHERER’S (OR GATHERER INDEMNITEES’) NEGLIGENCE OR WILLFUL MISCONDUCT, RESPECTIVELY.

(h) In support of the mutual indemnity obligations contained in this Article 14, Processor and Gatherer agree to provide, each for the benefit of the other, coverage and amounts of liability insurance which in no event shall be less than the minimums set out in Section 14.2, below; PROVIDED, HOWEVER, AND NOTWITHSTANDING THE ABOVE, in the event that an injury or accident causing loss or liability occurs which is subject to jurisdiction where there is a prohibition or limitation of the Parties’ ability to indemnify each other, then, if such law must be applied, both Parties’ liability shall exist to the full extent allowed by the law of jurisdiction.

(i) The Parties agree to immediately notify each other of any accident or incident in which physical injury occurs and to complete an accident report for each occurrence and to provide each other with a copy of each such accident report. Each Party agrees to promptly notify the other Party after receipt of any Claim for which it may seek indemnification.

(j) In the event either Party fails to furnish a defense and indemnity as provided for herein, the other Party shall be entitled to receive from the offending Party, in addition to its attorneys’ fees, costs, expenses and any amounts paid in judgment or settlement, all costs, expenses, and attorneys’ fees incurred in the enforcement of this Agreement. Furthermore, the prevailing Party in any litigation relating to this Agreement, other than that involving defense and indemnity which is addressed above, shall be entitled to recover its reasonable and necessary attorneys’ fees and costs of litigation from the other Party.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(k) Notwithstanding anything herein to the contrary, this Agreement does not authorize one Party to sue for, or collect from the other Party, its own consequential or indirect damages, and each Party hereby waives any and all Claims it may have against the other Party for its own such damages, including, but not limited to, lost profits or business interruption, however same may be caused. Furthermore, the Parties agree and understand that the indemnity obligations contained in this Agreement do not include indemnification for punitive or exemplary damages under any law or otherwise.

14.2 Insurance: Each Party shall carry and maintain for the benefit of the other Party the following minimum insurance coverage with policy territory sufficient to fully cover such Party’s performance and/or activities under, pursuant to, in connection with, or in relation to this Agreement:

(a) Workmen’s Compensation Insurance with statutory limits in accordance with all applicable state and federal laws, and Employer’s Liability Insurance of $1,000,000 per accident/occurrence, including but not limited to an “Alternate Employer” or “Borrowed Servant” endorsement in favor of Gatherer Indemnitees or Processor Indemnitees, whichever is applicable.

(b) General Liability Insurance with limits of $ 1,000,000 combined single limit per occurrence, including, but not limited to, coverage for public liability including bodily injury and property damage liability, personal/advertising injury, contractual liability for those liabilities assumed by the Party herein, cross liability and severability of interest, liability for removal of wreck/debris, liability for pollution and cleanup on a sudden and accidental basis, products and completed operations, protective liability/independent contractors/work sublet, and with the “care, custody, and control exclusion” deleted.

(c) Automobile Liability Insurance with limits of $1,000,000 combined single limit per accident/occurrence for bodily/personal injury and property damage including, but not limited to, coverage for all owned, hired and non-owned vehicles or automotive equipment used by or for the Party and contractual liability for those liabilities assumed by the Party herein.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(d) Property Insurance covering the Party’s property, machinery and equipment for its replacement value or the Parties may self-insure for these items.

(e) Umbrella Excess Liability Insurance with limits of $5,000,000 per accident/occurrence in excess of the primary liability coverages and limits above.

(f) To the extent of the liabilities assumed by each Party herein, all of the above insurance shall be endorsed to provide that:

1. The Party’s insurers waive their right of subrogation (equitable or by assignment, express or implied, loan receipt or otherwise) against Gatherer Indemnitees or Processor Indemnitees, whichever is applicable.

2. The Party’s insurers name Gatherer Indemnitees or Processor Indemnitees, whichever is applicable, as additional insureds (except for Worker’s Compensation and Property Insurance).

3. Such insurance coverage is primary over any insurance coverage maintained by Gatherer Indemnitees or Processor Indemnitees, whichever is applicable.

(G) At the inception of this Agreement, annually thereafter, and whenever requested, each of the Parties hereto shall furnish insurance certificates to the other Party evidencing the insurance required herein, however receipt of such certificates shall not relieve either Party of any insurance obligations herein. Any insurance required hereunder shall be carried with insurance companies reasonably satisfactory to the other Party and shall contain endorsements stating that insurer will give 30 days’ prior written notice to each of the Parties hereto of non-renewal, cancellation, substantial amendment or alteration of such coverage. All self-insured amounts, deductible amounts, premiums, franchise amounts or other charges due with respect to the required insurance herein shall be the sole obligation of Party required to provide insurance hereunder. Maintaining the prescribed insurance shall not relieve the Party obligated to provide such insurance of any other obligation under this Agreement. Each of the Parties hereto will require and assure that each of their respective subcontractors and/or other service providers shall carry and pay for insurance in amounts and on terms necessary to cover the activities and the obligations of each such subcontractor and/or other service provider.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

14.3 Processor shall have the right of access to the Receipt Point for all purposes necessary to fulfill its obligations set forth in this Agreement.

14.4 The failure of either Party to insist upon strict performance of any provision hereof shall not constitute a waiver of, or estoppel against asserting, the right to require such performance in the future, nor shall a waiver or estoppel in any one instance constitute a waiver or estoppel with respect to a later breach of a similar nature or otherwise.

14.5 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE AND PROCEDURAL LAWS OF THE STATE OF TEXAS (EXCLUDING ANY CONFLICT OF LAW RULES OR PRINCIPLES AS APPLIED IN TEXAS).

14.6 Each of the Parties hereby (a) irrevocably submits to the exclusive jurisdiction of any court having jurisdiction sitting in Harris County, Texas, the United States of America, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (b) waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court or of any other court to which proceedings in such court may be appealed; (ii) such suit, action or proceeding is brought in an inconvenient forum; or, (iii) the venue of such suit, action or proceeding is improper.

14.7 This Agreement shall extend to and be binding upon the Parties hereto, their respective heirs, successors and permitted assigns. NO TRANSFER OR SUCCESSION TO THE INTEREST OF THE GATHERER IN THIS AGREEMENT SHALL AFFECT OR BIND PROCESSOR UNTIL PROCESSOR SHALL HAVE BEEN FURNISHED WITH AN EXECUTED COPY OF THE DOCUMENT UNDER WHICH THE TRANSFER OR SUCCESSION OF THE GATHERER’S INTEREST TAKES PLACE.

14.8 This Agreement and its Exhibits A, B & C, each of which is incorporated into and made a part of this Agreement for all purposes by this reference, contain the entire agreement between the Parties and there are no oral promises, agreements or warranties affecting it, and this Agreement supersedes all prior understandings, drafts, discussions, or statements, whether oral or in writing, expressed or implied, dealing with the same subject matter.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

14.9 The descriptive headings of the provisions of this Agreement are formulated and used for convenience only and shall not be deemed to affect the meaning or construction of any such provisions.

14.10 Each Party, upon the request of the other Party, agrees to perform any further acts and execute and deliver any other documents which may be reasonably necessary to carry out the intent and purposes of this Agreement.

14.11 In the event an oil, gas and/or mineral lease or other type of interest owned by Anadarko and pursuant to which Gatherer derives its rights to process gas produced therefrom and which is subject to this Agreement should terminate before the expiration of this Agreement, then this Agreement shall be canceled contemporaneously with such termination, but only as to the gas production therefrom, that was subject to said lease or other type of interest. Should Anadarko subsequently acquire an oil, gas and/or mineral lease or other type of interest in a portion or all of the acreage, then the gas production therefrom, shall be subject to the provisions of this Agreement, unless such gas production therefrom is, at the time, dedicated to a third party. At the termination of any such third-party dedication, such gas production shall be subject to the provisions of this Agreement. Notwithstanding the foregoing and/or any other provision of this Agreement, if Gatherer determines, in its sole discretion, reasonably exercised and acting in good faith, it would not be in Gatherer’s best interest or it would be uneconomic to deliver gas production to Processor for processing under the terms of this Agreement, such gas production would not be covered by, or otherwise dedicated to Processor pursuant to, the terms of this Agreement.

14.12 Each Party shall be regarded as an independent contractor, free from any control or direction by the other. Further, the rights and obligations of the Parties hereto shall be defined solely by the terms hereof and nothing herein shall be construed as creating a partnership of any kind, joint venture, association or trust.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

14.13 Nothing in this Agreement shall entitle any Persons other than Producer, Gatherer or Processor, or their successors or assigns, to any claim, cause of action, remedy or right of any kind relating to the transaction(s) contemplated by this Agreement. Gatherer and Processor agree that Producer shall be, and is, an intended third-party beneficiary of this Agreement.

14.14 The General Terms and Conditions attached as Exhibit A contain additional provisions that relate to and are an integral part of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in multiple originals as of the date and year first written above.

Marlin Midstream, LLC		Springfield Pipeline LLC

By:	/s/ W.K. Maxwell	By:	/s/ Douglas N. Graham
Name:	W.K. Maxwell	Name:	Douglas N. Graham
Title:	C.E.O	Title:	General Manager, Midstream

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT A

GAS PROCESSING

GENERAL TERMS AND CONDITIONS

Item 1—Definitions:

1.1 The term “Btu” shall mean one British thermal unit and “MMBtu” shall mean one million (1,000,000) British thermal units. A British thermal unit is defined as the amount of heat required to raise the temperature of one (1) avoirdupois pound of pure water from fifty-eight and five tenths degrees Fahrenheit (58.5°F) to fifty-nine and five tenths degrees Fahrenheit (59.5°F), under standard conditions.

1.2 The term “cubic foot” shall mean the volume of gas contained in one (1) cubic foot of space at a standard pressure of fourteen and sixty-five hundredths (14.65) psia and a standard temperature of sixty degrees Fahrenheit (60°F) under standard gravitational force. Whenever the conditions of pressure and temperature differ from the above, conversion of the volume from such conditions to the standard conditions shall be made in accordance with the Ideal Gas Laws, corrected for deviation due to super compressibility by the methods set forth in the American Petroleum Institute Manual of Petroleum Measurement Standards (“API MPMS”), Chapter 14, Natural Gas Fluids Measurement, Section 3, Concentric, Square-Edged Orifice Meters, Parts 1, 2, 3 & 4, 1991 Edition or latest revision and as further detailed in the latest revision of American Gas Association (AGA) Report Number 8, “Compressibility Factors of Natural Gas and Other Related Hydrocarbon Gases.”

1.3 The term “Day” shall mean the period beginning at 9:00 a.m., Central Clock Time, on one calendar day and ending at 9:00 a.m., Central Clock Time, on the following calendar day; provided however, that the term “Business Day” shall mean any Day that is a Monday, Tuesday, Wednesday, Thursday or Friday, except when such Day is a bank holiday in Houston, Texas.

1.4 The term “Gallon” shall mean one (1) U.S. Standard Liquid Gallon of two hundred thirty-one (231) cubic inches, adjusted to a temperature of sixty degrees Fahrenheit (60°F) and equilibrium pressure of the Product measured.

Exhibit A- Page 1

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

1.5 The term “gas” or “Gas” shall mean hydrocarbons in a gaseous state, or natural gas, produced from oil or gas wells, including, but not limited to, gas well gas and casinghead gas.

1.6 The term “gross heating value” shall mean the gross number of Btu which would be contained in a volume of one (1) cubic foot at a temperature of sixty degrees sixty degrees Fahrenheit (60 °F), at a contract pressure base of fourteen and sixty-five hundredths (14.65). **

1.7 The term “Mcf” shall mean one thousand (1,000) cubic feet, “MMcf shall mean one thousand (1,000) Mcf, and “Bcf’ shall mean one million (1,000,000) Mcf.

1.8 The term “Month” shall mean the period beginning on the first Day of a calendar month and ending on the first Day of the succeeding calendar month.

1.9 The term “Monthly Average Daily Volume” shall mean the sum of the monthly aggregate quantity of Gatherer’s Gas and all third-party gas, expressed on an Mcf basis, made available at the receipt points for processing, divided by the number of Days in the respective Month.

1.10 The term “Plant” shall mean those certain natural gas processing facilities owned and operated by Marlin Midstream, LLC, including two 20 MMcf/d and one 40 MMcf/d cryogenic gas processing trains located adjacent to Anadarko’s existing facilities near the Anadarko Aldridge Trust Unit #1 well in Tyler County, Texas. Processor, with the written mutual consent of Gatherer, which consent shall not be unreasonably withheld or delayed, shall have the right, but not the obligation, to remove, replace or install such facilities as volumes dictate.

Exhibit A- Page 2

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

1.11 The term “Plant Fuel” shall mean that portion of actual gas utilized for the operation of the Plant, including any related compression facilities and Processor’s Pipeline. Notwithstanding the foregoing, in the event Processor at any time installs electrical compression facilities for the Plant inlet refrigeration system rather than natural gas fueled compression, Processor shall have the right to increase the actual quantity of fuel measured at the Plant by a theoretical amount equal to **.   Thereafter, Plant Fuel shall be equal to the sum of the actual Plant Fuel, as measured at the Plant, and the Theoretical Fuel. The Theoretical Fuel shall represent the quantity of gas which would have been utilized if Processor had installed natural gas fueled compression for the Plant refrigeration system.

1.12 The term “Plant Loss” shall mean that portion of gas that is lost and unaccounted for in the Plant.

1.13 The term “Plant Products” shall mean all liquefiable hydrocarbons extracted from gas processed in the Plant, including, but not limited to, ethane, propane, butanes, pentanes and heavier hydrocarbons, individually or as a mixture, including such methane as may be extracted as part of the Plant Products under normal operation of any Plant and as is allowed in commercial ethane; such extracted methane as is allowed in commercial ethane shall be accounted for as ethane, while methane in excess of that allowed in commercial ethane shall be considered a contaminant and shall not be accounted for as ethane. Plant Products shall not be deemed to include liquids or drip (condensed hydrocarbons) which have collected in and are removed upstream of the Receipt Point. Any liquids or drip which are collected and saved downstream of the Receipt Point shall be considered Plant Products if such product meets WTP Pipeline’s quality specifications. Any liquids or drip which are collected and saved downstream of the Receipt Point shall not be considered Plant Products if such product fails to meet WTP Pipeline’s quality specifications and if Gatherer owns or controls one hundred percent (100%) of the gas being processed in the Plant, such product shall be returned to Gatherer for disposal. If there is gas from multiple receipt points being processed in the Plant (i.e. gas owned or controlled by third parties and Gatherer) all of such liquids or drip, including, without limitation, any liquids or drip attributable to Gatherer’s Gas, shall belong to Processor.

1.14 The term “Plant Product Shrinkage” shall have the meaning as described in Section 8.2 of this Agreement.

Exhibit A- Page 3

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

1.15 The term “Producer” shall mean Anadarko E&P Company LP and/or any other producer whose gas production is delivered by Gatherer to Processor at the Receipt Point for processing by Processor under the terms and conditions of this Agreement.

1.16 The term “psia” shall mean pounds per square inch absolute.

1.17 The term “psig” shall mean pounds per square inch gauge.

1.18 The term “Residue Gas” shall have the meaning as described in Section 8.4 of this Agreement.

1.19 The term “Year” shall mean a period of twelve (12) consecutive Months beginning on the first Day of a calendar Month and ending on the same date of each succeeding twelve (12) calendar Month period during the term hereof.

Item 2—Pressure:

2.1 Gatherer agrees to deliver Gatherer’s Gas or cause Gatherer’s Gas to be delivered to Processor at sufficient pressure to effectuate delivery at the Receipt Point at pressures of not less than 800 psig nor greater than 900 psig unless otherwise mutually agreed to by the Parties. Processor shall not be obligated to receive gas hereunder at pressures exceeding the maximum allowable operating pressure of the Plant of 1000 psig or other pressure either prescribed under any law or governmental regulation, or in excess of prudent operating practices.

2.2 Processor agrees to deliver Gatherer’s Residue Gas at pressures sufficient to effectuate delivery to the Delivery Point but in no event shall Processor be obligated to deliver Residue Gas at a pressure that exceeds 750 psig. Processor shall not be obligated to construct any new facilities in order to increase the pressure in its system to effectuate delivery to Gatherer’s Sales Point(s); however, Processor agrees to use commercially reasonable efforts to effectuate delivery to Gatherer’s Sales Point(s) within the operating limitations of Processor’s facilities.

Exhibit A- Page 4

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

2.3 Processor shall deliver Gatherer’s Plant Products at the Plant Product Delivery Point at such pressures as may be necessary to effectuate delivery at the Plant Product Delivery Point, not to exceed 1,400 psig. Processor’s facilities shall be designed and constructed to transport a maximum volume of Plant Products equal to 8,000 barrels per day at a maximum delivery pressure of 1,400 psig.

Item 3—Quality:

Gatherer’s Gas received at the Receipt Point shall be merchantable gas and shall meet the following quality specifications:

3.1 Water: The gas shall not have a water content in excess of seven (7) pounds of water per million (1,000,000) cubic feet of gas measured at a pressure base of fourteen and sixty-five hundredths (14.65) pounds per square inch absolute and at a temperature of sixty degrees Fahrenheit 60° F). **

3.2 Hydrogen Sulfide: The gas shall not contain more than one-quarter (1/4) grain of hydrogen sulfur per one hundred (100) cubic feet as determined by quantitative test.

3.3 Total Sulfur: The gas shall not contain more than twenty (20) grains of total sulfur per one hundred (100) cubic feet of gas as determined by quantitative test.

3.4 Temperature: The gas shall not have a temperature of less than sixty degrees Fahrenheit (60° F) nor more than one hundred degrees Fahrenheit (100° F).

Exhibit A- Page 5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

3.5 Carbon Dioxide: The gas shall not contain carbon dioxide in excess of ** by volume. Processor shall have two (2) amine units with a combined circulation rate of 400 gpm available at the Plant. Processor shall operate such amine units within the normal design specifications of each unit based on the volumes of gas available to remove this ** of CO2 thereby allowing the gas to be processed in the Plant. Processor and Gatherer shall work together to utilize the amine capacity operated by each of the Parties to maximize throughput through the Plant.

3.6 Carbonyl Sulfide: The gas shall not contain carbonyl sulfide greater than 5 ppm of the propane as determined by quantitative test.

3.7 Oxygen: The gas shall not contain more than two-tenths of one percent (0.2%) by volume of oxygen.

3.8 Nitrogen: The gas shall not contain nitrogen in excess of two percent (2%) by volume.

3.9 Non-hydrocarbons: The gas shall not contain more than four percent (4%) by volume of total non-hydrocarbons. Non-hydrocarbons shall include, but not be limited to, carbon dioxide, nitrogen, sulfur and hydrogen sulfide.

3.10 Objectionable Liquids and Solids, and Dilution: The gas shall be free of objectionable liquids and solids, and be commercially free from dust, gums, gum-forming constituents, or other liquid or solid matter which might become separated from the gas.

3.11 In addition to the above specifications, all gas tendered to Processor under this Agreement shall at all times be acceptable to (i) Tennessee Gas Pipeline, or (ii) any other gas pipeline to which the Plant may be connected and which is utilized by Gatherer to accept Residue Gas.

If any gas tendered under this Agreement shall fail at any time to conform to any of the quality specifications set forth herein, Processor shall notify Gatherer of the deficiency and thereupon may, at the option of Processor, refuse to accept delivery pending correction by Gatherer.

Exhibit A- Page 6

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Item 4—Measurement and Tests:

4.1 Processor shall install, operate and maintain all facilities necessary to measure Gatherer’s Gas at the Receipt Point and at the point(s) necessary to measure all Plant Fuel gas. At the Receipt Point, Processor’s measurement facilities shall include an orifice meter with electronic flow measurement (“EFM”) and an on-line gas chromatograph. All such facilities shall be installed and operated and volumes computed in accordance with the specifications prescribed in the latest edition of the ANSI/API 2530 on Orifice Metering of Natural Gas, also known as Gas Measurement Report No. 3 of the Natural Gas Department of the American Gas Association, as amended or supplemented from time to time. Unless otherwise specified the recording instrument(s) shall be of a type generally accepted in the gas industry and capable of recording accurately. Data integration and volume computations shall be made by Processor or its designee as accurately as possible and within the accuracy prescribed by the manufacturer of the computing equipment used.

4.2 The volume of gas for purposes of measurement shall be one (1) cubic foot of gas. Volume calculations performed by Processor or its designee shall use a base pressure of 14.65 psia and a standard temperature of sixty degrees Fahrenheit (60°F). Atmospheric pressure shall be assumed to be 14.7 psia and gas volumes shall be computed according to the adjustment factors recommended in the A.G.A. 3 and super compressibility factor as outlined in Report #8, shall be used to compensate for deviation from the Ideal Gas Laws. The flowing temperature of the gas shall be assumed to be sixty degrees Fahrenheit (60°F) unless Processor, at its option, determines the actual flowing temperature of the gas by continuous thermometer readings or spot thermometer readings made as often as found necessary to determine the respective temperature of the gas.

4.3 The specific gravity of the gas shall be determined with accuracy to the nearest one-thousandth (1/1,000) by taking samples of Gatherer’s Gas at the Receipt Point, or by use of another method generally accepted in the gas industry, at the beginning of receipts and thereafter monthly for volumes greater than or equal to 5,000 Mcf/d and quarterly for volumes less than 5,000 Mcf/d, or as often as deemed necessary by agreement of the Parties. The results determined shall be used

Exhibit A- Page 7

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

in computing the volumes of gas at that point until the next determination is made. The initial determination at a point shall be applicable for the computation of volumes from the date of initial delivery of gas; subsequent determinations shall be applicable from the first Day of the following Month in which the sample was obtained. If an on-line chromatograph is used, the arithmetical average of the hourly gravity, CO2 and N2 values recorded each Day shall be considered as the gravity, CO2 and N2 values during such Day.

4.4 The gross heating value of Gatherer’s Gas shall be determined monthly for volumes greater than or equal to 5,000 Mcf/d and quarterly for volumes less that 5,000 Mcf/d, by means of on-line chromatography at the Receipt Point and Delivery Point. For other such points, the gross heating value of the gas shall be determined quarterly by means of a spot sample, composite sample or on-line chromatography, as determined by Processor. The gross heating value determined from the sample shall be used in computing the volumes of gas at that point until the next such determination there. The initial determination at a point shall be applicable for the computation of volumes from the date of initial delivery of gas; subsequent determinations shall be applicable from the first Day of the Month in which the sample was obtained. If an on-line chromatograph is used, the arithmetical average of the hourly gross heating value recorded each Day shall be considered as the heat content of the gas received during such Day.

4.5 Tests for water vapor, sulfur and hydrogen sulfide content of Gatherer’s Gas received hereunder shall be made by approved standard methods from time to time as requested by any Party hereto, the cost of which shall be borne by the Party making such request.

4.6 Processor shall verify the accuracy of measuring equipment at least once each Month for volumes greater than or equal to 5,000 Mcf/d and at least once each quarter for volumes less than 5,000 Mcf/d. Unless otherwise agreed upon, Gatherer shall receive notice prior to any test of measuring equipment in order that Gatherer may have a representative present. If any Party notifies the other(s) that it desires a special test on any measuring equipment, the parties shall cooperate to promptly verify the accuracy of such equipment. Cost of special tests shall be borne by the Party so requesting if the measuring equipment is found to be registering accurately, and by Processor if found to be in error by two percent (2%) or more.

Exhibit A- Page 8

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

4.7 If any measuring equipment is found to be in error less than two percent (2%) of total range, previous recordings of such equipment shall be considered correct in calculations hereunder, but such equipment shall be immediately adjusted to record accurately. If the equipment error exceeds two percent (2%) of total range, such equipment shall be immediately adjusted to record accurately and previous recordings of such equipment shall be corrected to zero error for any period which is known definitely or agreed upon, but in case the period is not known definitely or agreed upon, then for a period of fifteen (15) Days or the first Day of the Month in which the meter was calibrated, whichever is longer. In the event a meter is out of service or malfunctioning, the volume of gas received or delivered shall be estimated by the first of the following methods deemed feasible in descending order:

4.7.1	Using the registration of any check meter, if properly installed and accurately registering, or if not properly installed or accurately registering;

4.7.2	By correcting the error if the percentage of error is ascertainable by calibration, test or mathematical calculation; or, if neither method is feasible, then

4.7.3	By estimating the volume received or delivered based upon receipts or deliveries during preceding periods under similar conditions when the equipment was accurately registering.

4.8 The meters installed by Processor to measure Gatherer’s Gas hereunder shall be open to inspection at all reasonable times to Gatherer in the presence of Processor, which inspection shall only occur after giving Processor reasonable notice of such request and Gatherer enters into a facility access agreement reasonably acceptable to each Party. If requested by Gatherer, Processor shall send, or cause to be sent, copies of all pertinent measurement data for Gatherer’s review at Gatherer’s expense. All data must be returned to Processor within twenty (20) Days after receipt.

4.9 The unit of measurement for billing shall be one MMBtu, as calculated on a dry basis.

Exhibit A- Page 9

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

4.10 Measurement of Plant Products extracted at the Plant shall be by means of a Plant Products meter operated by WTP Pipeline at or near the Plant Product Delivery Point and/or meter tickets provided by the trucking company utilized to transport Plant Products in the event such Plant Products are transported by truck from the Plant. Processor and Gatherer agree to use such WTP Pipeline’s measurement facilities for measurement and custody transfer of the Plant Products at the Plant Product Delivery Point or the measurement facilities provided by the trucking company or its designee in the event Plant Products are trucked. Gatherer shall transport all Plant Products on Processor’s Pipeline unless Processor’s Pipeline is unavailable for any reason.

Item 5—Possession of Gas and Warranties:

5.1 Gatherer shall be deemed to be in exclusive control and possession of the gas deliverable hereunder until the same shall have been delivered to Processor at the Receipt Point. After delivery of the gas by Gatherer at the Receipt Point, and until delivery by Processor to or for the account of Gatherer at the Delivery Point, Processor shall be deemed to be in exclusive control and possession thereof.

5.2 At all times title to gas shall remain with Gatherer. The Receipt and Delivery Points shall be deemed to be located at the downstream riser of the meter station in which gas is measured.

5.3 Gatherer warrants that at the time of receipt of Gatherer’s Gas hereunder by Processor, Gatherer will have good title to or good right to deliver such gas and Plant Products for the purposes of this Agreement, and that same shall be free and clear of all liens, encumbrances and any adverse claims whatsoever. Gatherer agrees, with respect to the gas and Plant Products delivered by it, to indemnify Processor and save Processor harmless from all suits, actions, debts, accounts, damages, costs (including attorneys’ fees and court costs), losses and expenses arising from or out of adverse claims of any or all persons to or against same. In the event any adverse claim of any character whatsoever is asserted in respect to any of said gas or Plant Products, Processor may (a) discontinue processing Gatherer’s Gas until such claim has been resolved to Processor’s satisfaction, or (b) retain any proceeds up to the amount of such claim and related expense, without interest, until such claim has been fully determined, as security for performance of Gatherer’s obligations with respect to such claim under this Item 5.3, or until Gatherer shall have furnished bond to Processor, in an amount and with sureties satisfactory to Processor, conditioned for the protection of Processor with respect to such claim(s).

Exhibit A- Page 10

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

5.4 Nothing in this Agreement shall affect Gatherer’s title to its gas. Title to the Plant Products shall vest in Gatherer when the Plant Products are extracted from Gatherer’s gas and custody shall transfer to the Gatherer at the Plant Product Delivery Point. Processor shall have custody of the Plant Products until delivered to or for Gatherer’s account at the Plant Product Delivery Point.

Item 6—Limitation of Liability:

NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY CHARACTER, IRRESPECTIVE OF WHETHER CLAIMS OR ACTIONS FOR SUCH DAMAGES ARE BASED UPON CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR ANY OTHER REMEDY AT LAW OR EQUITY.

Item 7—Regulatory Authority:

This Agreement and all operations hereunder are subject to applicable federal and state laws, and the applicable ordinances, orders, rules and regulations of any local, state or federal governmental authority having jurisdiction.

Item 8—Force Majeure:

8.1 In the event of either Party being rendered unable, wholly or in part, by Force Majeure to carry out its obligations under this Agreement, other than to make payments due hereunder, it is agreed that on such Party’s giving notice and reasonably full particulars of such Force Majeure in writing to the other Party as soon as possible after commencement of the occurrence of the cause relied on, then the obligations of the Party giving such notice, so far as they are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused but for no

Exhibit A- Page 11

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

longer period, and such cause shall be, as far as possible, remedied with all reasonable dispatch. If a Force Majeure event lasts more than thirty (30) consecutive days, the Party experiencing the Force Majeure event must submit documentation to the other Party demonstrating its efforts to remedy the Force Majeure and provide an estimate of how long it anticipates the Force Majeure event will continue. If the Party experiencing the Force Majeure event fails to make reasonable efforts to remedy the Force Majeure event and such event continues for ninety (90) consecutive days, the Party not experiencing such Force Majeure event shall have the right to terminate this Agreement.

8.2 The term “Force Majeure” shall include, without limitation, acts of God, strikes, lockouts or other industrial disputes or disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, tornadoes, hurricanes, storms, and warnings for any of the foregoing which may necessitate the precautionary shut-down of wells, plants, the Plant, pipelines, or other related facilities, floods, washouts, arrests and restraints of governments and people, civil disturbances, explosions, sabotage, breakage or accidents to equipment, machinery, plants, the Plant, facilities or lines of pipe, the making of repairs or alterations to lines of pipe, plants, the Plant, or equipment, inability to secure labor or materials, freezing of wells or lines of pipe, partial or entire failure of wells or lines of pipe, partial or entire failure of gas supply, electric power shortages, necessity for compliance with any court order, or any law, statute, ordinance, regulation or order promulgated by a governmental authority having or asserting jurisdiction, inclement weather that necessitates extraordinary measures and expense to construct facilities and/or maintain operations and any other causes, whether of the kind enumerated herein or otherwise, not reasonably within the control of the Party claiming suspension. Such term shall likewise include, in those instances where either Party hereto is required to obtain servitudes, rights-of-way, grants, permits or licenses to enable such Party to fulfill its obligations hereunder, the inability of such Party to acquire, or delays on the part of such Party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such servitudes, rights-of-way, grants, permits or licenses, and in those instances where either Party hereto is required to furnish materials and supplies for the purpose of constructing or maintaining facilities or is required to secure permits or permissions from any governmental agency to enable such Party to fulfill its obligations hereunder, the inability of such Party to acquire, or delays on the part of such Party in acquiring, at reasonable cost and after the

Exhibit A- Page 12

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

exercise of reasonable diligence, such materials, supplies, permits and permissions. The term “Force Majeure” shall also include any event of Force Majeure occurring with respect to the facilities or services of either Party or service providers providing a service or providing any equipment, goods, supplies or other items necessary to the performance of such Party’s obligations, and shall also include curtailment or interruption of deliveries or services by such third parties as a result of an event of Force Majeure hereunder.

8.3 The settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty, and any obligation hereunder to remedy a Force Majeure event or situation with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing Party when such course is inadvisable in the sole discretion of the Party having the difficulty.

8.4 Either Party may briefly interrupt its performance hereunder for the purpose of making necessary or desirable inspections, alterations and repairs; and the Party requiring such relief shall give to the other Party reasonable notice of its intention to suspend its performance hereunder, except in cases of emergency where such notice is impracticable or in cases where the operations of the other Party will not be affected. The Party requiring such relief shall endeavor to arrange such interruptions so as to inconvenience the other Party as little as possible. Service interruptions on the part of either Party which are sanctioned by this provision are expressly included within the definition of “Force Majeure” for the purpose of this Agreement.

Exhibit A- Page 13

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT B

UNECONOMIC PLANT OPERATION

Subject to the provisions of this Exhibit B, at the request of Gatherer, Processor shall maintain operations necessary to accept or process all or any portion of Gatherer’s Gas when operation of the Plant is in a state of “uneconomic operation,” as that term is defined in Article 9 of this Agreement. When the notice is sent by Processor to Gatherer of uneconomic operation as provided in Article 9 of this Agreement, Processor shall simultaneously therewith deliver to Gatherer an estimate of the Monthly “Losses” (as defined, below, in this Exhibit B) that Processor will occur if the Plant continues to operate. If Gatherer elects to cause Processor to continue to operate, Gatherer will reimburse Processor up to 125% of the estimate provided by Processor to Gatherer, in the same proportion as the ratio of Gatherer’s Gas volumes at the Receipt Point bear to the total Plant volumes from all receipt points, for all Losses incurred by Processor during any such uneconomic operations (“Uneconomic Period”), plus ten percent (10%) of such amount reimbursed to Processor by Gatherer. Each month thereafter, Processor shall update its estimate of the Losses that it will incur and furnish such estimate to Gatherer at least five Business Days prior to the first Day of the following Month. Gatherer shall then have the right to cease causing Processor to operate the Plant by notifying Processor of such fact at least one Business Day prior to the first Day of the following Month.

“Loss or Losses” for any particular Month shall be defined as the negative amount, if any, that results from the deduction of the Plant actual operating expenses shown on Processor’s monthly income statement, from the amount shown on such monthly income statement as Plant gross operating revenue as defined in Article 9 of this Agreement. The term “Plant actual operating expenses” shall mean the controllable expenses at the Plant, including, but not limited to, the following: labor, benefits, G&A, repairs and maintenance, Plant office supplies, auto expenses, utilities, Plant Fuel paid by Processor, electric costs, equipment and property rentals, contract services, chemicals, interest expense, ad valorem taxes, insurance and other incidental expenses associated with operating the Plant.

Exhibit B — Page 1

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

If Gatherer, for any reason, advises Processor not to maintain operations or make certain repairs during any Month, Processor may modify or suspend operations pursuant to the terms of this Agreement until such time as Gatherer indicates a desire for Processor to resume operations, in which event, Processor shall provide Gatherer with an estimate of its Monthly Losses that Processor will occur if the Plant continues to operate. If Gatherer elects to cause Processor to operate, Gatherer will reimburse Processor up to 125% of the estimate provided by Processor to Gatherer, in the same proportion as the ratio of Gatherer’s Gas volumes at the Receipt Point bear to the total Plant volumes from all receipt points, for all Losses incurred by Processor during any such uneconomic operations (“Uneconomic Period”), plus ten percent (10%) of such amount reimbursed to Processor by Gatherer. Each month thereafter, Processor shall update its estimate of the Losses that it will incur and furnish such estimate to Gatherer at least five Business Days prior to the first Day of the following Month. Gatherer shall then have the right to cease causing Processor to operate the Plant by notifying Processor of such fact at least one Business Day prior to the first Day of the following Month.

Notwithstanding the foregoing, Gatherer’s willingness or unwillingness to reimburse Processor for any Losses incurred by Processor during continued uneconomic operations is not and shall not be construed (by implication or otherwise) to create an obligation on the part of Processor to continue operations when Processor feels, in its sole discretion, that it is unsafe to do so.

In addition to any other information required to be provided by Processor to Gatherer herein or under the terms of the Agreement, and in addition to Gatherer’s rights of examination and audit as provided for in Section 10.3 of this Agreement and/or any other provisions of this Agreement, following the commencement of an Uneconomic Period, by the twenty-fifth (25th) Day of each Month thereafter, Processor shall (i) provide Gatherer with a copy of the Plant’s income statement for the preceding Month, which income statement shall include sufficient detail to account for the actual amount of Processor’s revenue and Plant actual operating expenses, and (ii) invoice Gatherer for its share of any Losses as described above for such Month.

Exhibit B — Page 2

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT “C”

GAS PROCESSING AGREEMENT

EFFECTIVE JANUARY 1, 2008

BY AND BETWEEN

SPRINGFIELD PIPELINE LLC, AS “GATHERER”

AND

MARLIN MIDSTREAM, LLC, AS “PROCESSOR”

Nomination, Confirmation, Allocation, Imbalance Procedures and Penalties

1.0	Nominations:

1.1	If Processor desires transportation service in any Month, Processor must submit nominations to Gatherer indicating the quantity of Gas to be delivered to Gatherer at each Receipt Point in MMBtus per day, hereinafter referred to as the “Receipt Nomination,” and the total quantity of gas to be delivered to each of the Delivery Point(s) (“hereinafter referred to as “Processor’s Receiver”) in MMBtus per day, hereinafter referred to as the “Delivery Nomination.” The Delivery Nomination must be equal to the total of the Receipt Nomination(s) less any MMBtu losses in the Gathering System, including but not limited to, Gathering System Fuel, Process Fuel, Process Flare and any shrink attributable to the recovery of Plant Products, hereinafter referred to, for purposes of this Exhibit “C,” as “System Shrink.”

1.2	All nominations for “first of the Month” transportation service must be received by Gatherer on or before five (5) Business Days prior to the first day of each Month. All nominations for “mid-month” transportation service must be submitted to Gatherer no later than twenty-four (24) hours prior to requested service. All nominations for “intraday” transportation service must be submitted to Gatherer no later than allowed for under the Gas Industry Standards Board (GISB) “intraday deadlines and procedures.” All nominations are subject to nomination and confirmation deadlines of Processor’s Receiver.

1.3	Processor has the right to change nominations daily or intraday nominations, provided, however, Processor submits revised nominations to Gatherer no later than twenty-four (24) hours prior to the effective date of the requested service or as provided for in Paragraph 1.2 above for intraday service.

1.4	During each day, quantities of gas nominated by Processor and delivered by Processor shall be increased or decreased as much as practical so that any imbalance between the total MMBtus nominated and delivered by Processor hereunder as of the end of each day will be minimized.

2.0	Confirmations:

2.1	All nominations are subject to confirmations by Gatherer. Gatherer’s nomination forms may include other information required by Gatherer to confirm Processor’s nomination with Processor’s Receiver.

Exhibit C — Page 1

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

2.2	If Gatherer is unable to confirm Processor’s nomination for any Point(s) of Receipt on the Gathering System, Processor’s nomination as to the affected Point(s) of Receipt will be reduced to the quantity confirmed by Gatherer. Gatherer will notify Processor of any such nomination change(s).

3.0	Allocations:

3.1	Gatherer has the sole right to allocate gas on its Gathering System. All allocations will be performed on a pro-rata basis based on confirmed nominations for such Receipt Point

4.0	Imbalances:

4.1	Gatherer shall “cash-out” Processor’s monthly imbalance quantity, as follows:

(a)	Excess Receipts: When the actual quantity of gas received at a Receipt Point, less System Shrink, exceeds the confirmed Delivery Nomination, the excess quantity of gas, hereinafter referred to as “Excess Receipts,” shall be sold by Processor and purchased by Gatherer at a purchase price equal to the lesser of (a) the cashout amount paid by Processor’s Receiver, (b) the amount Gatherer actually received for the sale of Excess Receipts or (c) the average of the daily prices posted for the “Daily Midpoint” quoted in PLATTS’ (or any successor thereto) “GAS DAILY” under the heading “DAILY PRICE SURVEY,” the category “South-Corpus Christi,” “Tennessee, zone 0,” during the Month in which the imbalance occurred. In the event Gas Daily, ceases to be published or fails to report the necessary index price, the parties shall mutually agree on a substitute index price to be used.

(b)	Excess Deliveries: When the actual quantity of gas received at a Receipt Point, less System Shrink, is less than the confirmed Delivery Nomination, the excess quantity of gas, hereinafter referred to as “Excess Deliveries”, shall be sold by Gatherer and purchased by Processor at price equal to the greater of (a) the cashout price paid by Processor’s Receiver, (b) the amount Gatherer actually paid for the purchase of volume to balance Excess Deliveries or (c) the average of the daily prices posted for the “Daily Midpoint” quoted in PLATTS’ (or any successor thereto) “GAS DAILY” under the heading “DAILY PRICE SURVEY,” the category “South-Corpus Christi,” “Tennessee, Zone 0,” during the Month in which the imbalance occurred. In the event Gas Daily ceases to be published or fails to report the necessary index price, the parties shall mutually agree on a substitute index price to be used.

5.0	Changes in Procedures:

5.1

Gatherer reserves the right, at any time with at least thirty (30) Days’ prior written notice to Processor, to propose modifications or changes to the nomination, confirmation, allocation, and/or imbalance procedures contained in this Exhibit “C” and the effective Gas Gathering Agreement(s), and establish new procedures, as necessary, for the efficient

Exhibit C — Page 2

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

operation of the Gathering System. If such changes are unacceptable to Processor, the Parties shall negotiate in good faith mutually acceptable changes to such procedures. Notwithstanding the above, if Gatherer’s proposed changes are a result of changes caused by the downstream pipeline(s), then Gatherer shall have the right to pass them through to the Processor and they will become effective as of the effective date of such changes made by the downstream pipeline(s).

6.0	Penalties:

6.1	Processor will be responsible for its proportionate share of penalties, if any, that are assessed against Processor’s Gas by the downstream pipeline(s), if caused by Processor’s negligence or willful misconduct. Gatherer will be responsible for its proportionate share of penalties, if any, that are assessed against Processor’s Gas by the downstream pipeline(s), if caused by Gatherer’s negligence or willful misconduct.

Exhibit C — Page 3